UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐            Preliminary Proxy Statement
☐            Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☒            Definitive Additional Materials
☐            Soliciting Materials Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Campbell Soup Company
______________________________
(Exact Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)
☒            No fee required.
☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.1

(1)   Title of each class of securities to which transaction applies:
________________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:
________________________________________________________________________________
 (3)   Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
 (4)   Proposed maximum aggregate value of transaction:
________________________________________________________________________________
 (5)   Total fee paid:
________________________________________________________________________________

☐            Fee paid previously with preliminary materials.
☐            Check box if any part of the fee is offset as provided by Exchange Act Tule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid
________________________________________________________________________________
(2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________________
(3)   Filing Party:
________________________________________________________________________________
(4)   Date Filed:
________________________________________________________________________________

On November 5, 2018, Keith R. McLoughlin, Interim President and Chief Executive Officer of Campbell Soup Company (“Campbell”) sent the following email to all Campbell employees and posted its content to Campbell’s internal website:

Your vote matters. As Campbell shareholders, many employees have received numerous mailings related to our ongoing proxy contest with the hedge fund Third Point. In the coming weeks, the frequency of these mailings will increase, and each will include a proxy card for voting. Many employees have asked questions about what to do, so let me provide some additional information on how to handle the proxy cards.
First let’s be clear, if you believe as I do in our new plan, enterprise priorities and in our team, then vote GOLD.  At times, this proxy fight has been framed as either voting for the Campbell Board or for Third Point’s handpicked and captive slate of directors. We are really voting for the future of Campbell. Voting GOLD means we can finish the work we started together earlier this year and turn our company around.
Here are some specific voting guidelines and instructions:
1.	Each letter or mailing you receive from Campbell or Third Point regarding the shareholder proxy vote contains a proxy card.
2.
The GOLD card supports Campbell’s current Board of Directors.  They may be a bright gold or a lighter shade of gold, but they are not white. Third Point’s cards are white. If you support Campbell, please only complete the GOLD card.

3.
You only need to vote once, even though you will receive a proxy card with each mailing.  You should, however, vote each account where you hold Campbell shares (i.e., the Campbell 401(k) plan, Campbell long-term incentive plan, or your personal brokerage account).

4.	There are three options for submitting your vote ahead of the annual meeting:
•	By mail. Complete the GOLD proxy card and mail it back in the postage-paid envelope provided.
•	Via the internet. You may vote by visiting the website indicated on the GOLD proxy card and entering the control number found on the GOLD proxy card.
•	By telephone. Call the toll-free number found on the GOLD proxy card.
5.	In order to complete the proxy card, you are asked to check the boxes for the following:
•
Item 1: Election of Directors. Your Board recommends a vote FOR ALL of the Campbell nominees. The Board does not endorse any of the Third Point nominees and urges you NOT to sign or return the white proxy card sent to you by Third Point.

•	Item 2: Ratification of Auditors. Your Board recommends a vote FOR Item 2.
•	Item 3: Advisory vote on fiscal 2018 executive compensation. Your Board recommends a vote FOR Item 3.

6.
Your vote matters to Campbell and its Board of Directors. To support Campbell, please vote the GOLD card. If you previously submitted a proxy card sent to you by Third Point, you can revoke and vote “FOR” the director nominees recommended by the Board using the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted.

7.	If you have any questions, we have the following resources available to you.
•	You can contact our partners at Innisfree, who manage our proxy services, to assist employee shareholders. You can call them at 877-687-1866.
•	You can also call our internal line at: (856) 968-4600 and leave a message and someone will return your call.

For many weeks, we’ve stressed the need to focus on delivering our operating plan. While we must not let ourselves be distracted by anything, including this activist investor, I’m making an exception and asking you to take a few minutes to vote GOLD for Campbell.
If you previously submitted a white proxy card sent to you by Third Point, you can revoke and vote “FOR” the director nominees recommended by the Board using the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted.
Thank you for supporting Campbell during this critical time in our Company’s history.
Kindest regards,
Keith

Forward-Looking Statements
This communication contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the company’s ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review, (2) the ability to differentiate its products and protect its category leading positions, especially in soup; (3) the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (4) the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder’s-Lance and Pacific Foods; (5) the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (6) the company’s indebtedness and ability to pay such indebtedness; (7) disruptions to the company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (10) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (11) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (12) changing inventory management practices by certain of the company’s key customers; (13) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (14) product quality and safety issues, including recalls and product liabilities; (15) the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; (16) the uncertainties of litigation and regulatory actions against the company; (17) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the company’s ability to protect its intellectual property rights; (21) increased liabilities and costs related to the company’s defined benefit pension plans; (22) a material failure in or breach of the company’s information technology systems; (23) the company’s ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this communication.

Important Additional Information and Where to Find It
Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell’s directors and executive officers and their respective interests in the company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC’s website at www.sec.gov or Campbell’s website at www.investor.campbellsoupcompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.